Exhibit 10.1

Via Email	August 27, 2024

Mangoceuticals Inc. d/b/a MangoRX (“Debtor” “you” or “your”)

Re:	Your Outstanding Debt of $516,250 to Barstool Sports. Inc. (“Barstool” “we” “us” “our”) under its Advertising Agreement with you (the “Agreement”)

Dear Debtor,

As discussed, this letter (this “Letter”), when signed by you, will set forth your agreement with respect to the following, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the date hereof (the “Effective Date”):

1.	Outstanding Debt. Under the Agreement, you owe Barstool $516,250 (the “Outstanding Amount”). Notwithstanding that the Outstanding Amount is already past due under the Agreement, Barstool will accept payment of the Outstanding Amount in accordance with the payment schedule outlined below (the “Payment Plan”) in satisfaction of your payment obligations with respect to the Outstanding Amount, provided that you pay Barstool such amounts, in full, via wire (in accordance with the wiring instructions below), immediately when due; and provided further that you comply with all other terms and conditions of this letter. If Barstool has not timely received any amount when due hereunder, all amounts due under the Agreement will immediately become due and payable in full (in such event, you will also be responsible for Barstool’s out-of-pocket collections costs). Barstool will charge a monthly late fee on past due amounts equal to the lesser of the prime rate plus 2% or max rate allowed by applicable law, until such amounts are paid in full.

Barstool’s wiring instructions are as follows:

Bank Name:	XXXXXXXXXXX
Bank Address:	XXXXXXXXXXX
Bank ABA:	XXXXXXXXXXX
Account Name:	XXXXXXXXXXX
Account Number:	XXXXXXXXXXX
SWIFT:	XXXXXXXXXXX

The Payment Plan is as follows:

Wire Payment Date	Portion of Outstanding Amount
Immediately upon signature of this Letter	$16,250
No later than December 31, 2024	$500,000
TOTAL	$516,250

2.	Immediately Cease and Desist from All Use of Barstool IP. It has also come to our attention that you are infringing on Barstool intellectual property by, among other things, using our name and logo in marketing and promotion of your products, including but not limited to on your official website (see screenshot attached as Exhibit A to this letter). Please immediately cease and desist from any and all such uses. By signing this Letter, you are confirming that all such used have ceased. Notwithstanding anything to the contrary contained in this Letter, Barstool expressly reserves all rights and remedies with respect to your infringement of its intellectual property, including to pursue more formal legal action (including, for example, if you fail to promptly comply with this Section 2).

3.	Miscellaneous. This Letter will be binding and enforceable upon, and will inure to the benefit of, the Parties and their respective successors and assigns. No amendment or modification to this Letter will be binding unless in writing and signed by both you and us. This Letter will be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of the Letter will not affect the validity or enforceability of any other provision. Nothing contained or omitted in this Letter will be deemed to waive any of our rights or remedies under the Agreement, all of which are expressly reserved. This Letter may be executed in any number of physical or electronic counterparts, all of which taken together will constitute a single instrument, but will not be valid and binding upon the parties hereto unless and until it is executed by both parties.

Sincerely,

BARSTOOL

Signature:	/s/Paul Anderson
Name:	Paul Anderson
Title:	SVP, General
Counsel

ACCEPTED AND AGREED TO:

DEBTOR

Signature:	/s/Jacob Cohen
Name:	Jacob Cohen
Title:	CEO

EXHIBIT A